LEGG MASON INCOME TRUST, INC.

a Maryland corporation

Legg Mason Limited Duration Bond Portfolio

Dear Shareholder:

On or about May 1, 2009, you were mailed a Proxy Statement/Prospectus and proxy card for a Special Meeting of Shareholders (the “Meeting”) of Legg Mason Limited Duration Bond Portfolio (the “Fund”), originally scheduled to be held on June 12, 2009, for the purpose of considering and voting upon an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of the Fund by Legg Mason Partners Short-Term Bond Fund, a series of Legg Mason Partners Income Trust (the “Acquiring Fund”), in exchange for the assumption by the Acquiring Fund of all of the liabilities of the Fund and for shares of the Acquiring Fund to be distributed to the shareholders of the Fund and (ii) the subsequent termination of the Fund.

Subsequent to the mailing of the Proxy Statement/Prospectus, the portfolio managers for the Fund and for the Acquiring Fund changed. The following replaces the comparable disclosure that appears on page 34 of the Proxy Statement/Prospectus.

	Legg Mason Limited Duration Bond Portfolio (Acquired Fund)	Legg Mason Partners Short-Term Bond Fund (Acquiring Fund)
Portfolio Managers	S. Kenneth Leech, Stephen A. Walsh and Andrea A. Mack	S. Kenneth Leech, Stephen A. Walsh, Andrea A. Mack and Michael C. Buchanan

The following replaces the comparable disclosure that appears on page 83 of the Proxy Statement/Prospectus.

Legg Mason Partners Short-Term Bond Fund

The fund is managed by a team of portfolio managers, sector specialists and other investment professionals. The fund’s portfolio managers are S. Kenneth Leech, Stephen A. Walsh, Andrea A. Mack and Michael C. Buchanan. The portfolio managers are responsible for the day-to-day portfolio management and oversight of the fund. Messrs. Leech and Walsh have been portfolio managers of the fund since March 2006. Mr. Buchanan and Ms. Mack have been portfolio managers of the fund since August 2007.

Messrs. Leech and Walsh, and Ms. Mack are portfolio managers of Western Asset and have been employed by Western Asset for more than five years.

Mr. Buchanan is a portfolio manager with Western Asset. Mr. Buchanan joined Western Asset in 2005. Prior to that time, Mr. Buchanan was a Managing Director with Credit Suisse Asset Management, beginning in 2003. Mr. Buchanan also was Executive Vice President and Portfolio Manager with Janus Capital Management in 2003.

To provide shareholders with adequate time to receive and consider this information, the Board of Directors has postponed the Meeting. The Meeting is now scheduled to be held on July 2, 2009 at 10:00 a.m., Eastern time, at the offices of Legg Mason, Inc., 100 Light Street, 34th Floor, Baltimore, Maryland 21202.

Whether or not you are able to attend the Meeting on July 2, 2009, it is important that your shares be represented at the meeting. If you have already voted your shares, whether by returning your proxy card or by telephone or via the Internet, for the Meeting and you do not wish to change your vote, you need not take any action and your shares will be voted in accordance with your original instructions. If you have not previously returned a proxy card for this meeting, or voted by telephone or via the Internet, or you wish to change your vote, you may complete, sign, date and return the enclosed proxy card following the instructions thereon, or you may vote by telephone or via the Internet following the instructions on the enclosed proxy card. You are also free to revoke your previously submitted proxy by filing with the Secretary of the Fund a written revocation or by voting in person at the Meeting.

By order of the Board of Directors,

Richard M. Wachterman
Secretary
Legg Mason Income Trust, Inc.

June 9, 2009

YOUR PROXY VOTE IS IMPORTANT

PROXY TABULATOR	And now you can Proxy Vote by PHONE or the INTERNET
P.O. BOX 9112
FARMINGDALE, NY 11735	It saves money! Telephone and Internet voting saves postage costs. Savings which can help minimize expenses.

It saves time! Telephone and Internet voting is instantaneous–24 hours a day.

It’s easy! Just follow these simple steps:

1) Read your proxy statement and have it at hand.

2) Call toll free 1-800-690-6903, or go to the website: www.proxyvote.com

3) Follow the recorded or on-screen directions.

4) Do not mail your Proxy Card when you vote by phone or the Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M13125-S43764	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LEGG MASON LIMITED
DURATION BOND PORTFOLIO

This proxy, if properly executed, will be voted in the manner directed by the shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL. PLEASE MARK VOTES AS IN THIS EXAMPLE: ¢		For	Against	Abstain

1.	To consider and vote upon an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Legg Mason Limited Duration Bond Portfolio (the “Acquired Fund”), in exchange for the assumption of all of the liabilities of the Acquired Fund and for shares of Legg Mason Partners Short-Term Bond Fund to be distributed to the shareholders of the Acquired Fund and (ii) the subsequent termination of the Acquired Fund.	☐	☐	☐

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

VOTE VIA THE TELEPHONE : 1-800-690-6903
VOTE VIA THE INTERNET : www.proxyvote.com

Please sign exactly as your name appears on this Proxy. If joint holders, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature(s) [PLEASE SIGN WITHIN BOX]	Date	Title(s), if applicable

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement/Prospectus is available at www.proxyvote.com.

M13126-S43764

LEGG MASON INCOME TRUST, INC. Legg Mason Limited Duration Bond Portfolio SPECIAL MEETING OF SHAREHOLDERS July 2, 2009 AT 10:00 A.M.

PROXY	PROXY

PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The undersigned, holder of shares of Legg Mason Limited Duration Bond Portfolio (the “Acquired Fund”), a series of Legg Mason Income Trust, Inc. (the “Trust”), hereby appoints R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia and Harris C. Goldblat, attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Acquired Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) of the Acquired Fund to be held at the offices of Legg Mason, Inc., 100 Light Street, 34th Floor, Baltimore, MD 21202, on July 2, 2009, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated May 1, 2009, the terms of each of which are incorporated by reference, and hereby instructs said attorneys and proxies to vote said shares as indicated herein.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.